EXHIBIT 3

                             JOINT FILING AGREEMENT

     The undersigned parties hereby agree that this Schedule 13D filed herewith relating to the ordinary shares, par value NIS 0.1 per share, of Lumenis Ltd. is being filed jointly with the Securities and Exchange Commission pursuant to Rule 13d-1(k) on behalf of each such person.

Date: July 10, 2007


                                         Ofer Hi-Tech Investments Ltd.

                                         By: /s/ Yoav Doppelt and Avraham Levy
                                         -------------------------------------
                                         Name: Yoav Doppelt and Avraham Levy

                                         Ofer (Ships Holding) Ltd.

                                         By: /s/ Yoav Doppelt and Avraham Levy
                                         -------------------------------------
                                         Name: Yoav Doppelt and Avraham Levy

                                         L.Y.N. (Holdings) Ltd.

                                         By: /s/ Abraham Anaby
                                         ---------------------
                                         Name: Abraham Anaby